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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 28, 2001 on the consolidated financial statements of Edison Mission Energy included in Edison Mission Energy's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this registration statement and to all references to our Firm included in this registration statement, Registration Statement File No. 333-68630.



ARTHUR ANDERSEN LLP


Orange County, California
September 27, 2001